Exhibit 99.01

Press Release www.shire.com

PDMR Share Dealing

December 20, 2012 - Shire plc (LSE: SHP, NASDAQ: SHPG) announces that on December 19, 2012, Ann Judge exercised a Stock Appreciation Right Award granted under the Shire Portfolio Share Plan and sold the resulting American Depository Shares (“ADSs”). One ADS is equal to three Shire plc ordinary shares of 5p each.

Number of ADSs exercised	Exercise price	Number of ADSs received and sold	Sale price
15,000	$58.67	5,635	$93.6592

This notification relates to disclosures made in accordance with 3.1.4(R)(1)(a) of the Disclosure and Transparency Rules.

Tony Guthrie
Deputy Company Secretary

For further information please contact:

Investor Relations
Eric Rojas	erojas@shire.com	+1 781 482 0999
Sarah Elton-Farr	seltonfarr@shire.com	+44 1256 894157

Notes to editors

Shire enables people with life-altering conditions to lead better lives.

Through our deep understanding of patients’ needs, we develop and provide healthcare in the areas of:

•	Behavioral Health and Gastro Intestinal conditions
•	Rare Diseases
•	Regenerative Medicine

as well as other symptomatic conditions treated by specialist physicians.

We aspire to imagine and lead the future of healthcare, creating value for patients, physicians, policymakers, payors and our shareholders.

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX